UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

The Chile Fund, Inc. The First Israel Fund, Inc. The Indonesia Fund, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐ Fee paid previously with preliminary materials.
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URGENT MATTER REQUIRES YOUR RESPONSE

May 8, 2009

THE SPECIAL SHAREHOLDER MEETINGS HAVE BEEN ADJOURNED TO JUNE 10, 2009 DUE TO A LACK OF SHAREHOLDER PARTICIPATION

The Chile Fund, Inc.
The First Israel Fund, Inc.
The Indonesia Fund, Inc.

Dear Shareholder:

We would like to inform you that the Special Meeting of Shareholders for each of The Chile Fund, Inc., The First Israel Fund, Inc. and The Indonesia Fund, Inc. (each fund, a “Fund” and collectively, the “Funds”) (each meeting, a “Special Meeting” and collectively, the “Special Meetings”) has been adjourned due a lack of shareholder participation.   The adjourned Special Meeting for each Fund will be held on June 10, 2009 at the offices of Credit Suisse Asset Management, LLC at the following times:

The Indonesia Fund, Inc.	1:00 p.m. New York time
The First Israel Fund, Inc.	1:30 p.m. New York time
The Chile Fund, Inc.	2:00 p.m. New York time

The purpose of the Special Meetings is to consider and act upon a proposal to approve an investment advisory agreement with a new investment adviser, Aberdeen Asset Management Investment Services Limited or, in the case of The Indonesia Fund, Inc., Aberdeen Asset Management Asia Limited.  Additionally, shareholders of The Chile Fund, Inc., are being asked to approve a new sub-advisory agreement with the fund’s existing sub-adviser, Celfin Capital Servicios Financieros S.A., and shareholders of The First Israel Fund, Inc. are also being asked to approve a new sub-advisory agreement with the fund’s existing sub-adviser, Analyst Exchange and Trading Services Ltd.  You can find further details about these proposals in the proxy materials previously mailed to you.  You can also call us at 866-745-0271 to speak with a proxy representative.

Since each fund requires a majority of its outstanding shares present or by proxy to hold the Special Meeting, the lack of response from shareholders is affecting the outcome of the Special Meeting.  It is imperative that we receive your proxy vote immediately on this matter in order to continue serving your long-term investment needs.  Voting is easy. You may utilize one of the options below to ensure that your vote is promptly recorded in time for the Special Meeting:

1. VOTE BY PHONE:

You may cast your vote by telephone by calling our toll-free proxy hotline at 1 866-745-0271. Agents are available to record your voting instructions Monday through Friday from 9:00 a.m. to 10:00 p.m. Eastern Time.

2. VOTE BY INTERNET:	You may cast your vote by mail by logging on to www.proxyonline.com. You will need the control number found on the enclosed proxy card to login.

3. VOTE BY MAIL:	You may cast your vote by mail by signing, dating and mailing the enclosed proxy card in the prepaid postage return envelope provided.

As the adjourned meeting date approaches and we still have yet to register your vote, you may receive a call encouraging you to vote your shares in order to be represented at the Special Meeting.

Thank you for your assistance with this important matter.

Sincerely,

/s/ J. Kevin Gao
J. Kevin Gao
Secretary

We strongly encourage you to vote your shares today.